EXHIBIT 10.2

SPARTAN STORES, INC.

1991 Stock Bonus Plan
(as amended October 11, 2000)

          1.          Establishment of Plan. Spartan Stores, Inc. ("Spartan") proposes to grant to its officers and key employees the ability to elect to receive shares of Spartan's Common Stock, no par value (the "Common Stock"), as a portion of each such individual's earned annual bonus which is otherwise payable in cash. This ability to receive stock instead of cash will be granted pursuant to the plan set forth herein and known as the Spartan Stores, Inc. 1991 Stock Bonus Plan (the "Plan").

          2.          Purpose of Plan. The purpose of the Plan is to provide a convenient series of opportunities for officers and key employees of Spartan and its designated subsidiaries to receive a portion of each such individual's annual bonus in shares of Common Stock, and to reward the decision to so receive stock by making an additional grant of shares to each such employee, in an amount equal to 30 percent of the percentage of his or her bonus that the individual elects to receive in stock. The Plan is designed to help Spartan attract and retain executives of exceptional ability, to provide participants with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Spartan and its subsidiaries, and to join the interests of the participants with the interests of other Spartan shareholders.

          3.          Shares Subject to Plan. A maximum of 668,000 shares of Common Stock, shall be available for issuance to participants under the terms of the Plan. Such shares shall be authorized and unissued shares.

          4.          Administration. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of at least two members appointed by the Board of Directors. By appropriate resolution, the Board of Directors may designate itself as the Committee. The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it shall deem advisable. Action may be taken by a written instrument signed by all the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable, and may appoint a secretary to keep minutes of its meetings. The members of the Committee shall be paid reasonable fees for their services.

          5.          Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Spartan from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

          6.          Eligibility. Only officers of Spartan and key employees of Spartan and its subsidiaries may participate in the Plan. A person is not deemed an officer solely by reason of his or her position as a member of the Board of Directors. "Key employees" include Director level employees of Spartan and Presidents of Spartan subsidiaries. The term "subsidiary" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended. By appropriate resolution, the Board of Directors may exclude a specified subsidiary. A person who has been granted a stock option under any other stock plan of Spartan or any of its subsidiaries may be a participant in this Plan. An individual eligible to participate may choose the year or years of the Plan's operation in which he or she wishes to participate; such participation need not be continuous or immediate. The Committee may, in its discretion, require a participant to complete a designated term of service with Spartan before being allowed to participate in the Plan, and may condition participation upon the execution of a buy-sell agreement or an employment contract by the employee, on the execution of any other contract or waiver, or upon the taking of any other action that the Committee in its discretion deems appropriate. The Committee may require persons subject to Section 16 of the Securities Exchange Act of 1934 to make irrevocable advance elections concerning participation in the Plan.

          7.          Notification. In April of each calendar year during the term of the Plan, or as soon thereafter as the information needed to determine the final bonus for the preceding fiscal year is complete, each person eligible to participate in the Plan will receive a statement from Spartan notifying that person of the amount of the cash bonus he or she is entitled to receive. Persons wishing to participate in the Plan, with respect to that earned bonus, will have a period of 7 business days after such notices are issued to complete and return to Spartan the election form enclosed with the notice.

          8.          Limits on Election. A participant's election to participate in the Plan for that calendar year may be indicated only by the timely completion and return of the written election form provided to that participant by Spartan. The employee may elect to receive 25 percent, 50 percent, 75 percent, or 100 percent of his or her bonus payment in shares of Common Stock rather than in cash. The deadline for receipt by Spartan of an election to receive shares may occasionally be waived in the discretion of the Committee, but no such waiver shall create a presumption that future waivers will be granted, nor shall any such waiver bind the Committee to grant a waiver in any future instance or to any other participant. If requested to do so, the participant shall agree not to sell or distribute stock obtained under the Plan, except upon such conditions as Spartan may reasonably specify to insure compliance with federal and state securities laws. Spartan may require appropriate legends to be placed on the stock certificates to meet such requirements and shall remove such legends upon request and upon the satisfaction of Spartan's counsel that the legends are no longer necessary or advisable.

          9.          Number of Shares Awarded. For the purposes of determining how many shares of Common Stock will be awarded in response to a participant's election, the value of a share of Common Stock shall be the Trading Value. The term "Trading Value" means the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market System on the first date preceding the date of a bonus payment hereunder in which shares of Common Stock were traded on the Nasdaq National Market.

          10.          Award of Shares. Upon receipt of a timely and completed election from a participant, the Committee shall calculate the number of shares of Common Stock to be issued to that participant. The Committee shall make this calculation as follows:

          (a)          The Committee shall multiply the dollar amount of the portion of the participant's bonus that he or she has elected to receive in stock ("Elective Share") by 30  percent, and add the result obtained ("Bonus Amount") to that Elective Share.

          (b)          The Committee shall divide the sum of the participant's Elective Share and Bonus Amount by the per-share value for the Common Stock calculated under Paragraph 9 above. The number of full shares resulting from this division shall be issued to the participant.

No fractional shares will be issued under the Plan; any fractional shares resulting from this division shall be eliminated, and any portion of the participant's Elective Share or Bonus Amount that consequently cannot be paid in shares of Common Stock shall be distributed to the participant in cash, either separately or as part of the participant's remaining cash bonus (if any). Calculation and distribution of the shares shall be delayed until after the new Trading Value is established.

          11.          Delivery of Certificates. Certificates for shares of stock awarded under the Plan will be delivered to the recipient within a reasonable period of time after the award is made. The recipient shall sign all documents necessary and appropriate to facilitate such delivery from Spartan.

          12.          Termination of Participation. If a participant dies or his or her employment with Spartan or any of its subsidiaries is terminated for any reason prior to the date on which the participant has made his or her election pursuant to notification of eligibility was distributed under Paragraph 7, the individual shall immediately cease to be eligible to participate in the Plan, and shall thereafter have no right to elect to receive in stock any portion of an annual bonus he or she may have earned prior to the date of death or termination of employment. If a participant dies or his or her employment with Spartan or any of its subsidiaries is terminated for any reason between the time of his or her election and the time stock certificates are issued for the shares awarded under the Plan, then the Company may in its discretion deliver the applicable certificate or make a cash payment equal to the Trading Value of the shares to be reflected on the certificate to the participant or his or her estate or designated beneficiary as the case may be. If a participant (or prospective participant) becomes disabled at any time during his or her employment with Spartan, the Committee may, in its discretion, determine whether or not that individual can continue to participate in the Plan, with respect to any bonus earned prior to or during the period of the participant's disability.

          13.          Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination, or exchange of shares during the term of the Plan, the Committee shall appropriately adjust the number and class of shares available under the Plan and subject to award to each participant. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective awards in the same manner as is provided in Paragraph 10 for fractional shares resulting from participants' elections.

          14.          Tax Withholding. Spartan or the applicable subsidiary shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the award of shares of Common Stock under the Plan, including the withholding of Common Stock from awards to participants, or delivery to Spartan of previously owned Common Stock, to satisfy any applicable withholding requirement.

          15.          Registration of Shares. Each award of shares made under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award of such shares, such shares may not be awarded in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          16.          Effective Date and Term of Plan. The Plan shall take effect on January 1, 1992. Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 31, 2001.

          17.          Termination and Amendment. The Board of Directors may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Spartan, provided that no such amendment may be made during (a) the period when Spartan has notified a prospective participant that he or she can elect to participate in the Plan, with respect to that year's bonus; or (b) during the period when the participant has returned an election form to Spartan but not yet received the shares to be awarded thereunder; if such an amendment would in either case operate to the detriment of the participant with respect to that election.